Exhibit 4.2

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR SUCH SHARES OF COMMON STOCK MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount $750,000.00	Issue Date: March 21, 2007

5% CONVERTIBLE PROMISSORY NOTE DUE MARCH 21, 2013

FOR VALUE RECEIVED, ThermoEnergy Corporation, an Arkansas corporation (the “Borrower”), hereby promise to pay to the order of Martin A. Roenigk (the “Holder”), the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), on March 21, 2013 (the “Maturity Date”).

This Note is one of a series of Notes issued pursuant to the terms of a Securities Purchase Agreement between the Borrower and the Holder, dated the date of this Note (the “Purchase Agreement”) and is subject to the provisions of, and entitled to the benefits of, the Purchase Agreement.

Interest on the outstanding principal balance shall be paid at the rate of five percent (5%) per annum, payable semi-annually on the last day of September and March of each year. Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed. Any scheduled interest payment may, at the election of the Borrower by written notice to the Holder (a “Deferral Notice”) and payment to the Holder of a deferral fee in the amount of $2,500.00 (the “Deferral Fee”) no later than five business days after the date on which such interest payment was due, be deferred until the Maturity Date. The amount of any interest so deferred shall, effective as of the date on which such interest payment was originally due, be added to the principal amount of this Note.

The Holder shall have the right at any time and from time to time until the principal and interest on this Note shall have been paid in full, to convert the principal and any interest due under this Note into shares of the Borrower’s Common Stock, par value $0.001 per share (the “Common Stock”). If the Holder exercises his right of conversion, the Holder shall give the Borrower a Notice of Conversion in the form annexed to this Note, setting forth the amount of principal and interest which the Holder is converting into Common Stock (the “Conversion Amount”) at the Conversion Price in effect on the date of such notice. The date of such notice is referred to as the Conversion Date. Upon delivery to the Borrower of a completed Notice of Conversion, the Borrower shall deliver, within five (5) business days after the Conversion Date (such fifth day being the “Delivery Date”), irrevocable instructions to the transfer agent for the Common Stock to issue and delivery to the Holder a certificate for that number of shares of Common Stock into which the Conversion Amount is being converted. Except to the extent that the unpaid principal balance of this Note is being presented for conversion, the Holder shall not be required to present this Note in order to effect conversion, and the Holder shall maintain a ledger setting forth each conversion of principal and interest on this Note and such ledger shall, absent manifest error, be deemed to be binding and conclusive on the Borrower.

1.1.  Conversion Price. The Conversion Price shall be $0.50 per share of Common Stock, subject to adjustment as set forth in Section 1.2 of this Note. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the Conversion Price in effect on the Conversion Date.

1.2.  Adjustment to the Conversion Price. The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

1.2.1.  Stock Dividends, Subdivisions and Combinations. If the Borrower shall at any time:

(a)  declare or pay to the holders of its Common Stock a dividend payable in, or other distribution of, shares of Common Stock or in securities convertible into shares of Common Stock (“Convertible Securities”); or

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then (i) the number of shares of Common Stock into which this Note is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock into which this Note is convertible immediately prior to the occurrence of such event would own or be entitled to receive after the occurrence of such event, and (ii) the then-current Conversion Price shall be adjusted to equal (A) the then-current Conversion Price multiplied by the number of shares of Common Stock into which this Note is convertible immediately prior to the adjustment divided by (B) the number of shares into which this Note is convertible immediately after such adjustment.

1.2.2.  Certain Other Distributions. If at any time the Borrowers shall declare or pay to the holders of its Common Stock any dividend or other distribution of:

(a) cash;

(b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock); or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or additional shares of Common Stock);
then, upon conversion of this Note, the Holder shall be entitled to receive such dividend or distribution as if the Holder had converted the Conversion Amount prior to the date of such dividend or distribution. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 1.2.1 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 1.2.1.

1.2.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Borrower shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Borrower is not the survivor or where there is a change in or distribution with respect to the Common Stock), or sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of (each, a “Fundamental Corporate Change”) and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock, then the Holder shall have the right thereafter to receive, upon conversion of this Note, such number of shares of common stock of the successor or acquiring corporation or of the Borrower, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which this Note is convertible immediately prior to such Fundamental Corporate Change. In case of any such Fundamental Corporate Change, the successor or acquiring corporation (if other than the Borrower) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Borrower and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Borrower) in order to provide for adjustments of shares of Common Stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 1.2. For purposes of this Section 1.2.3, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon a specified date or upon the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 1.2 shall similarly apply to any successive Fundamental Corporate Change of the successor corporation.

1.2.4 Other Action Affecting Common Stock. In case at any time or from time to time the Borrower shall take any action in respect of the Common Stock, other than any action described in this Section 1.2, which would have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock into which this Note is convertible and/or the Conversion Price shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Borrower.

1.2.5 Certain Limitations. Notwithstanding anything herein to the contrary, the Borrower agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Conversion Price to be less than the par value per share of Common Stock.

1.3.  Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to Section 1.2 of this Note, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

1.4.  Mechanics of Conversion.

1.4.1.  Delivery of Certificate Upon Conversion. Except as otherwise set forth herein, not later than the Delivery Date, the Borrower shall deliver to the Holder (a) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of the Note (which certificate or certificates shall bear a legend indicating that such shares have been issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act” and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or in reliance on an exemption to the registration requirements of the Securities Act), and (b) a bank check in the amount of accrued and unpaid interest on the portion of the Note being converted unless the Holder converts such interest into Common Stock. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the Delivery Date, the Holder shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the conversion shall be deemed void ab initio.

1.4.2.  Obligation Absolute. The Borrower’s obligations to issue and deliver the Common Stock upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with the issuance of such shares. In the event the Holder shall elect to convert any or all of this Note, The Borrower may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of an injunction precluding the same, the Borrower shall issue the Common Stock or, if applicable, cash, upon a properly noticed conversion.

1.4.3.   Fractional Shares. Upon a conversion hereunder, the Borrower shall not be required to issue stock certificates representing fractions of shares of the Common Stock. All fractional shares shall be carried forward and any fractional shares which remain after a Holder converts all of this Note shall be rounded up to the next whole number of shares.

1.4.4.  Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Borrower shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

Section 2.  Events of Default.

2.1.  The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from the Holder, forthwith become and be due and payable if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.

2.2.   The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Agreement:

2.2.1.  Borrower’s failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due on this Note, unless the Borrower timely gives a Deferral Notice and pays the required Deferral Fee with respect to such payment; or

2.2.2.  Any representation or warranty or other statement made or furnished to the Holder by or on behalf of the Borrower in the Purchase Agreement or in any document or instrument furnished in connection with the Purchase Agreement proves to have been false or misleading in any material respect when made or furnished; or

2.2.3.  Breach of or failure in the due observance or performance in any material respect of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the Purchase Agreement and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the Holder; or

2.2.4.  If the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable, or admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

2.2.5.  An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, and the Borrower, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of 90 consecutive days or an order for relief in connection therewith shall be entered; or

2.2.6.  If the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any other corporation.

Section 3.  Miscellaneous

3.1.  Usury Saving Provision. All payment obligations arising under this Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

3.2.  Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.3.  Governing Law. This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of Arkansas applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in Pulaski County, Arkansas in any action that may be brought pursuant to this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum. In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in Section 3.5 of this Note (other than by telecopier) or (ii) in any other manner permitted by law.

3.4.  Waiver of Right to Trial by Jury. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND WAIVE ANY RIGHT TO BRING A COUNTERCLAIM AGAINST THE HOLDER IN ANY ACTION TO ENFORCE THIS NOTE. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR HOLDER TO ACCEPT THIS NOTE.

3.5.  Notice. All notices, requests or other communications required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed to have been sufficiently given when delivered by personal service or sent by registered mail, overnight courier services with provided evidence of delivery or attempted delivery, or facsimile, to the Borrower at 124 West Capitol Avenue, Suite 880, Little Rock, Arkansas 72201 (fax: 501-375-5249) or to the Holder at 75 Prospect Avenue, Eureka Springs, Arkansas 72632 (fax: 479-253-0406). Either party may, be like notice, change the address or telecopy number or the person to whom notice is to be given. Notice shall be deemed given when received or when attempted delivery is made (based on evidence of attempted delivery by the United States Postal Service or an overnight courier or a messenger service), provided that notice by telecopier shall be deemed given when receipt is acknowledged by the recipient.

3.6.  Amendment. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented..

3.7.  Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

3.8.  Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees, regardless of whether the Holder commenced litigation in order to enforce its rights under this Note.

3.9.  Stockholder Status. The Holder shall not have rights as a stockholder of the Borrower with respect to unconverted portions of this Note. However, from and after the Conversion Date, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower regardless of whether physical certificates shall have been delivered.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

ThermoEnergy Corporation By:_________________________________ Andrew T. Melton Executive Vice President and CFO

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ThermoEnergy Corporation on March ___, 2007 into shares of Common Stock of ThermoEnergy Corporation according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:__________________________________

Conversion Price:____________________________________

Number of Shares To Be Delivered:_______________________________

Signature:________________________________________

Print Name and Title:______________________________________________________________

Address:_____________________________________________________________________

____________________________________________________________________________